Conference Call
and Webcast

NASDAQ: TDSC www.3dsystems.com
November 4, 2009

Participants
❑ Amanda Molbert
 Coordinator, Investor Relations
❑ Abe Reichental
 President & Chief Executive Officer
❑ Damon Gregoire
 Vice President & Chief Financial Officer
❑ Bob Grace
 Vice President & General Counsel

Welcome Webcast Viewers
❑ To listen to the conference via phone and to ask questions during our Q&A session, please dial:
 ■ 1-888-336-3485 in the United States
 ■ 1-706-634-0653 from outside the United States
 ■ Confirmation Code: 36028148

Forward-Looking Statements
Certain statements made in this presentation that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements in the future or conditional tenses or that include the terms
“believes,” “belief,” “estimates,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business. Forward-looking statements are based upon management’s current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors stated under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors,”
and “Risk Factors” that appear in the company’s periodic filings with the Securities and Exchange
Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

Operating Results
Abe Reichental
President & CEO

❑ Sequential revenue growth from all revenue buckets.
 ❑ Systems revenue increased by $0.9 million.
 ❑ Materials sales grew by $1.4 million.
 ❑ Service revenue increased by 8% to $7.7 million.
❑ V-Flash® commercial activities generated $0.9 million in revenue.
 ■ V-Flash® sales negatively affected our total gross profit margin by 4.1 percentage points for the quarter.
Factors Shaping Third Quarter 2009 Results
Q3-09 vs. Q2-09 Revenue Growth
	U.S.	Europe	AP	Total
Systems	(10.9)%	2.3%	198.9%	16.0%
Materials	5.5%	10.3%	43.1%	12.1%
Service	25.1%	(12.5%)	36.3%	8.4%
Total	6.6%	1.7%	80.4%	12.0%

❑ Gross profit margin and operating expenses both improved compared to the third quarter of
 2008, which contributed to net earnings.
❑ Net income of $0.9 million included $1.8 million of non-cash expenses.
 ❑ Primarily related to depreciation and amortization expense.
❑ Earnings per share of 4 cents included 4.1% gross profit margin drag from V-Flash® sales and litigation cost of $0.9 million.
❑ Cash position remained unchanged from the previous quarter at $24 million.
 ❑ For the first nine months of 2009, the company generated $1.8 million of net cash.
❑ Inventory rose modestly, reflecting changes in our manufacturing strategy, expanding portfolio and procurement timing.
Factors Shaping Third Quarter 2009 Results
	Q3-08	Q4-08	Q1-09	Q2-09	Q3-09
Total Operating Expenses	$14.3	$13.9	$12.1	$11.7	$11.2
Gross Profit Margin	39%	44%	44%	44%	45%
Cash	$18.1	$22.2	$23.4	$24.0	$24.0
Inventory	$23.9	$21.0	$19.9	$19.1	$20.3

Financial Review

Third Quarter 2009 Operating Results
Operating Results	Third Quarter		% Change
	2009	2008	Favorable (Unfavorable)
Revenue	$27.7	$35.6	(22%)
Gross Profit	$12.3	$14.0	(12%)
% of Revenue	45%	39%
Operating Expenses	$11.2	$14.3	22%
% of Revenue	41%	40%
Net Income (Loss)	$0.9	($1.0)	191%
Depreciation & Amortization	$1.3	$1.8	28%
% of Revenue	5%	5%
Fully Diluted Earnings (Loss) Per Share	$0.04	($0.04)	190%
($ Millions except per share amounts)

Nine Months 2009 Operating Results
Operating Results	Nine Months		% Change
	2009	2008	Favorable (Unfavorable)
Revenue	$76.4	$104.0	(27%)
Gross Profit	$33.6	$40.3	(17%)
% of Revenue	44%	39%
Operating Expenses	$35.0	$47.1	26%
% of Revenue	46%	45%
Net Loss	($2.5)	($8.0)	69%
Depreciation & Amortization	$4.3	$5.0	12%
% of Revenue	6%	5%
Fully Diluted Loss Per Share	($0.11)	($0.36)	69%
($ Millions except per share amounts)

10

Q3 2009 Revenue Mix By Category and Region
5

15
20
25
30
35
0
40
2009
2008
2009
2008
Asia Pacific
Europe
North America
28%
$27.7
40%
45%
15%
$35.6
44%
40%
16%
$27.7
$35.6
25%
29%
25%
47%
46%

Service Revenue Trends
0
60%
50%
40%
30%
20%
10%
0%
2680
5039
4842
4961
5976
6752

Third Quarter 2009 Gross Profit and Margin
❑ Items favorably affecting gross profit margin:
 ■ Supply chain efficiencies and cost reduction measures
 ■ Reduction in field service costs
 ■ Reduction in manufacturing costs as a result of our change in manufacturing strategy
❑ Items negatively impacting gross profit margin:
 ■ Overhead absorption on lower revenue
 ■ Impact of initial V-Flash® Desktop Printer sales

Nine Months 2009 Gross Profit and Margin
❑ Items favorably affecting gross profit margin:
 ■ Supply chain efficiencies and cost reduction measures
 ■ Movement in Q2 2008 of certain third-party logistics activities in-house
 ■ Reduction in field service costs
 ■ Reduction in manufacturing costs as a result of our change in manufacturing strategy
 ■ Sale of system upgrades
☐ Items negatively impacting gross profit margin:
 ■ Overhead absorption on lower revenue
 ■ Impact of initial V-Flash® Desktop Printer sales
($ Millions)

Third Quarter 2009 Operating Expenses
Expect fourth quarter of 2009 SG&A to be in the range of $8.5-10 million and
R&D in the range of $2-3 million.
($ Millions)

Nine Months 2009 Operating Expenses
Expect fourth quarter of 2009 SG&A to be in the range of $8.5-10 million and
R&D in the range of $2-3 million.
($ Millions)

Working Capital Management
40
60
80
100
120
140
160
Days Inventory On Hand
Q2 2007
Q3 2007
Q4 2007
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
63
65
63
70
66
68
100
93
121
102
100
125
60
122
63
Q3 2009

We are continuing to focus on achieving additional inventory reductions.
❑ Inventory decrease from the fourth quarter 2008 resulted from a $2.0 million decrease in finished good inventory consisting of:
 ■ Reduced materials inventory and
 ■ Reduced spare parts inventory.
❑ Inventory increase in Q3 2009 resulted from our change in manufacturing strategy.
($000’s)

2009 Available Cash
❑ Available cash increased from the fourth quarter 2008 due to:
 ■ Inventory reductions,
 ■ Cost reductions, and
 ■ Improved cash management.
❑ Operating activities provided $2.2 million of cash.
❑ We have no debt, except for capital leases.
Expect our capital expenditures for the fourth quarter of 2009 to be in the range of $0.5-1 million, exclusive of acquisitions.

($000’s)

Progress Report
Abe Reichental
President & CEO

Customer Value From Proprietary
Systems, Materials and Parts
Technology
Stockholder Value From Profitable
Recurring Revenue Growth

Announced Growth Initiatives
☐ We acquired certain assets of Desktop
 Factory, an Idealab company that was
 developing a sub-$5,000 3-D printer.
 ■ We plan to further develop this
 technology and integrate it into our
 expanding family of desktop and
 professional 3-D Printers.
☐ We acquired the assets of Acu-Cast
 Technologies, a leading provider of
 rapid prototyping and manufacturing
 services.
☐ We launched 3Dproparts™, the
 world’s largest rapid prototyping and
 direct rapid manufacturing parts
 service.

Revenue Growth Drivers
❑ We entered the fourth quarter of 2009 with a stronger
 sales funnel than in the third quarter of 2009.
❑ We are pleased with our first full quarter of V-Flash®
 sales and believe that we are on track to achieve our
 targeted first anniversary run rate of 250 units per
 quarter.
❑ We expect sales of our expanding lineup of 3-D printers
 to continue to grow, helped by our expected commercial
 shipments of the new ProJet™ 5000 in the fourth
 quarter.
❑ We added 35 new resellers since January of 2009 and
 expect to continue to add resellers at a rate of 10-15
 per quarter.
❑ We expect revenue growth from our new 3Dproparts™
 service and its related Acu-Cast acquisition.
❑ We expect sales of our dental solutions to grow,
 benefiting from our expanding portfolio of dental
 production systems and dental marketplace technology
 leadership.

Looking Ahead: Revenue Outlook
☐ While we expect economic recovery to be agonizingly slow,
 we believe that market conditions have stabilized.
☐ Given our strengthened portfolio of products and services, we expect sequential revenue growth during the fourth
 quarter.
 ■ We anticipate slower materials revenue growth for the fourth quarter of 2009.
 ■ We expect service revenue to lag in its recovery behind systems and materials.
☐ We intend to grow our newly created 3Dproparts™ activity
 both internally and through additional strategic acquisitions.
 ■ We expect sales of 3Dproparts™ to reach a minimum level of
 10% of total revenue by the end of 2010.
We expect to benefit competitively from our new and expanded products and services portfolio and stronger financial position.

Looking Ahead: Operating Expenses And Cash
❑ We expect our gross profit margin to remain strong, notwithstanding lower revenue, adverse systems mix and a negative 2-4 percentage point drag from initial V-Flash® shipments.
❑ We expect SG&A to be in the range of $8.5-10 million for the fourth quarter of
 2009.
 ■ Inclusive of our anticipated higher litigation expenses and increased operating costs associated with the Acu-Cast acquisition.
❑ We expect R&D spending for the fourth quarter of 2009 to be in the range of $2-
 3 million without impairing our pace and rate of planned new product introductions.
❑ We anticipate our capital spending to be in the range of $0.5-1 million for the fourth quarter of 2009. This range does not include expenditures that may be associated with acquisitions.
We recognize that the current market conditions present unique opportunities to enhance our business model and expect to make additional strategic investments in the coming periods.

Bottom Line
❑ With these growth initiatives in place, our
 funnel of new opportunities for the remainder
 of 2009 is stronger than it was in the third
 quarter.
❑ Our three pillars of business: Parts, Printers
 and Production Systems should help drive
 demand for our products by OEMs.
❑ Our business model is built around
 significant, recurring revenue
 components that have begun to generate
 improved contribution margins.
We remain committed to our long-term growth
objectives and are confident in our ability to provide
value to our customers and stockholders.

 • Phone: 1-888-336-3485
 • International: 1-706-634-0653
 • Confirmation Code: 3602 8148
Question and Answer Session

A replay of this webcast will be
available approximately three hours
after the call on the 3D Systems
Investor Relations Web site,
www.3dsystems.com/ir.
Check out our new 3Dproparts™
website at www.3Dproparts.com
Thank You For Participating